EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.20 per share, of Check-Cap Ltd., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date:  March 24, 2015

Docor International B.V.

By: /s/ Alon Dumanis
Name: Alon Dumanis
Title: Director

Crecor B.V.

By: /s/ Alon Dumanis
Name: Alon Dumanis
Title: Chief Executive Officer

By: /s/ Alon Dumanis
ALON DUMANIS